UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Genesco Inc.

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On July 7, 2021, Genesco Inc. (the “Company”) issued the following press release.

The press release was also posted by the Company to www.GenescoDrivingValue.com on July 7, 2021.

GENESCO SENDS LETTER TO SHAREHOLDERS HIGHLIGHTING STRONG RECENT PERFORMANCE,

SUPPORT FROM THIRD PARTIES AND STRENGTH OF BOARD OF DIRECTORS

•	Operational Performance Delivering Profitable and Sustainable Growth, and Increased Share Price

•	Underscores Strength of Genesco’s Successful Strategic Plan that We Believe Will Continue Generating Value for Shareholders

•	Highlights Strong Support of Company’s Board, Management Team and Business Strategy from Leading Proxy Advisory Firm and Other Third Parties

•	Genesco Urges Shareholders to Vote “FOR” All Nine of the Company’s Highly Qualified Directors on the BLUE Proxy Card

•	For More Information, Shareholders Can Visit www.GenescoDrivingValue.com

NASHVILLE, Tenn., July 7, 2021 – Genesco Inc. (NYSE: GCO) (“Genesco” or the “Company”) today sent a letter to shareholders in connection with its 2021 Annual Meeting of Shareholders, to be held on July 20, 2021. The letter and other important information related to the Annual Meeting can be found at www.genescodrivingvalue.com.

In the letter the company highlighted:

•

Genesco’s successful execution of its strategic plan, as evidenced by the Company’s share price performance, which has increased by 99% year-to-date, significantly outperforming Genesco’s peer index (79%) and the Russell 2000 (17%) over the same period.[1]

•

The strong support received from leading proxy advisory firm ISS recommending shareholders vote “FOR ALL” nine of Genesco’s nominees, as well as continued support from analysts, and other third parties.

•

Significant work Genesco has done to intentionally refresh the Board and management team to ensure leadership expertise in areas that are critical to the growth and evolution of the business and to support future value creation.

•

The risk Legion Partners’ unqualified nominees would introduce to shareholders, given the lack of principal footwear, public company CEO or CFO, substantial eCommerce, or public board experience to serve on Genesco’s Board.

Genesco urges shareholders not to be misled by Legion’s self-serving campaign for unwarranted change and to vote the BLUE proxy card FOR ALL the Company’s highly qualified and experienced director nominees. Shareholders are reminded that their vote is important, no matter how many or how few shares they own. Voting the WHITE proxy card, even in protest, will revoke any previous proxy submitted using the BLUE proxy card. Only the latest-dated proxy counts.

The letter can be viewed here, and the full text of the letter follows:

Dear Fellow Shareholder,

VOTE THE BLUE PROXY CARD TODAY, FOR ALL THE GENESCO DIRECTOR NOMINEES

Last week, Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, issued its analysis recommending that Genesco shareholders vote the BLUE proxy card “FOR ALL” nine of the Company’s director nominees at Genesco’s Annual Meeting of Shareholders to be held on July 20, 2021. This endorsement from ISS underscores our strong belief that we have the right Board and strategy in place, and that Genesco is well-positioned to succeed and enhance long-term shareholder value in a rapidly evolving retail landscape.

[1]	Through July 6, 2021

GENESCO HAS THE RIGHT STRATEGIC PLAN IN PLACE, WHICH WE BELIEVE HAS DRIVEN OUR RECENT STOCK PRICE PERFORMANCE AND WILL CONTINUE TO GENERATE SHAREHOLDER VALUE

Genesco’s share price has increased as a result of the successful execution of our footwear focused strategy under our current Board and management team. Our share price, outlined in the below indexed stock chart, has increased by 99% year-to-date (through July 6, 2021), significantly outperforming Genesco’s peer index (79%) and the Russell 2000 (17%) over the same period. Since Genesco’s Q1 earnings announcement on May 27, 2021 through the close of business on July 6, 2021, Genesco’s stock has traded above its peer group every single day. In the 2021 period leading up to Legion’s campaign announcement on April 12, Genesco’s stock traded above its peer group on 76% of days. However, from the time Legion launched its campaign until Genesco announced Q1 earnings, Genesco’s stock traded below its peer group on 64% of days.

We believe the data is clear: Genesco’s share price performance is driven by its operational performance, not by Legion’s baseless and value-destructive campaign.

WE BELIEVE OPERATIONAL PERFORMANCE HAS DRIVEN GENESCO’S STOCK UPWARD

WHILE LEGION’S CAMPAIGN HAS DRIVEN IT DOWNWARD

PDF OF SHARE PRICE CHART HERE

We are delivering profitable and sustainable growth:

•	Generated record ~$450 million in FY2021 digital revenue, an increase of ~75% year-over-year by leveraging pre-pandemic investments in digital capabilities

•	Drove record in-store conversion rates, partially offsetting reduced store traffic, after quickly reopening ~1,500 locations

•	Achieved 16% reduction in FY2021 operating expenses and reduced capital spending 50% compared to plan

•	Increased liquidity to $388 million, further strengthening a healthy pre-pandemic balance sheet

•	Realized significant sequential FY2021 quarterly improvement in revenue and profit margins with increased free cash flow

•	Achieved 10% operating margin in Q4 FY2021, highlighted by record operating income at Journeys

•	Increased free cash flow[2] 50% over prior year levels to $134 million in FY2021

•	Increased Q1 FY2022 revenue 9% and Adjusted operating income[3]125% over the pre-pandemic period of Q1 FY2020 (GAAP operating income +71% over Q1 FY2020)

Our footwear focused strategy, along with our thoughtful allocation of capital, continues creating greater value:

•	This strategy has provided a strong platform for growth and capital efficiency, and the Company is on track to deliver adjusted operating margin of 6% or more by FY2025

•

Our business is anchored upon a robust, direct-to-consumer model, which is driven by leading retail brands and a growing digital platform – our strategy enables us to leverage synergies across our platforms to enhance scale and profitability

•	We have focused on continuing to build strong omnichannel capabilities to align with evolving consumer shopping preferences

•	The Board and management’s thoughtful capital allocation focuses on reinvestment in the business, returning excess capital to shareholders, and maintaining balance sheet flexibility

LEADING PROXY ADVISORY FIRM, ANALYSTS AND OTHER THIRD PARTIES HAVE PUBLICLY SUPPORTED GENESCO’S BOARD, MANAGEMENT TEAM, AND BUSINESS STRATEGY

Genesco’s hard work, execution, and strong Board and management team are clearly being recognized. ISS, research analysts, and other third parties appreciate that our Board is successfully transforming Genesco to succeed in a rapidly evolving retail environment, and that the skills and experience of our directors will benefit the continued execution of our footwear focused strategy. In recommending that shareholders vote “FOR ALL” nine of Genesco’s nominees, ISS noted4:

•

The Board “recruited new directors with relevant expertise and achievements” including “two former CEOs of retailers and a current CFO, following the recruitment of an experienced banker in late 2020.” - ISS Special Situations Research Report, July 2, 2021

•

“In light of GCO’s recent board and management changes, and given that Legion’s nominees do not appear demonstrably superior to the directors whom they would replace, shareholders are advised to support the board’s nominees at this annual meeting.” - ISS Special Situations Research Report, July 2, 2021

•

“…all four recently appointed members of the board appear to be appropriate additions, and the dissident’s critique of interconnections among GCO board members is creative but unconvincing.”- ISS Special Situations Research Report, July 2, 2021

•

“…the lack of a Legion principal on its slate should give fellow shareholders pause and lends credence to the possibility that this campaign may be yet another remunerative dalliance in the company’s shareholder register.”—ISS Special Situations Research Report, July 2, 2021

[2]	Free cash flow defined as cash flow operations less capital expenditures.
[3]

Adjusted operating income excludes fees related to the shareholder activist, retail store asset impairments and expenses related to the new headquarters building, net of tax effect in the first quarter of Fiscal 2022 (the “Excluded Items”). A reconciliation of operating income in accordance with U.S. Generally Accepted Accounting Principles and the adjusted operating income numbers is set forth on Schedule A hereto. Genesco believes that disclosure of adjusted operating income adjusted for the Excluded Items will be meaningful to investors since the Excluded Items were not reflected in the Company’s previously announced expectations.

[4]	Permission to use quotations neither sought nor obtained from ISS and emphasis added by Genesco.

•

“We are optimistic that the current set of initiatives combined with a normalization of the environment… and fewer restrictions during key holiday periods can support better performance. When combined with recent corporate actions to create the new position of Chief Strategy and Digital Officer and to add several highly experienced industry executives to the Board, we retain a positive bias of the recovery potential behind the current strategic direction.” - Jonathan R. Komp, Baird, May 27, 2021

•

“As difficult as FY21 was, as easy as FY22—maybe—will be. It is not difficult to ‘dream a little dream’ and view the balance of the year as having a pretty massive tailwind for each business…Barring another generational dislocation, we rarely see a clearer pathway to outsized earnings. Indeed, the entire dynamic elucidated above, by the way, will be further aided by the fact that more marginal providers fell by the wayside over the past 18 months. We view the Q1 print and GCO’s near-term prospects positively.” – Steven L. Marotta, CL King, May 27, 2021

•

“…there is no reason to think that [Legion has] any more commitment to this campaign than they did in 2018. For one thing, just like last time, they are not nominating a Legion principal to the Board…Including a Legion nominee would signal a long term commitment, and this is even more important after their 2018 campaign where they started selling four months after getting non-Legion directors on the Board.” – Kenneth Squire, Investor Communications Network – 13D Monitor, April 12, 2021

•

“GCO appears to be benefiting from proactive actions taken to enhance focus on the current footwear portfolio and to improve profitability via a range of cost reductions, which are supporting solid execution.” – Jonathan R. Komp, Baird Equity Research, December 4, 2020

OUR BOARD IS THE MOST COMPELLING CHOICE TO DELIVER LONG-TERM VALUE CREATION TO ALL SHAREHOLDERS

Genesco has done significant work intentionally refreshing the Board and management team to ensure we have leadership expertise in areas that are critical to the growth and evolution of the business, and to support future value creation:

•	Genesco’s Board is fresh, independent, and diverse

•	Five new highly qualified directors appointed (out of nine total) and four stepped down since 2019

•

The Board has effectively overseen and implemented a strategic transformation to address changes in retail, the increasing importance of digital, and the resultant need for scale and system efficiencies; deliberate changes have been made to support near- and long-term value creation

•	Genesco’s new footwear focused strategy required different management and Board competencies, and the Board acted quickly to ensure the right team was in place to execute on this strategy

WE BELIEVE LEGION’S NOMINEES LACK THE EXPERIENCE, TRACK RECORD, AND LEADERSHIP REQUIRED TO DELIVER VALUE AND WOULD PRESENT SIGNIFICANT RISK TO SHAREHOLDERS

We believe Legion’s nominees lack the qualifications and the principal footwear, public company CEO or CFO, substantial eCommerce, or public board experience to serve on Genesco’s Board. Only two of Legion’s nominees have public company experience as a director or C-suite executive, and those two nominees have an average board tenure of only 1.4 years. Legion’s nominees also have track records of presiding over companies that have destroyed shareholder value, and many of them have significant conflicts of interest.

ISS seems to agree with our assessment, noting in its report that Legion’s nominees, “do not appear demonstrably superior to the directors whom they would replace:”5

[5]	Permission to use quotations neither sought nor obtained from ISS and emphasis added by Genesco.

•	“[Marjorie Bowen] provided very limited details about what she would like to accomplish in her second term on the board.”

•	“The company’s concerns regarding [Dawn Robertson’s] short-lived tenure at many companies seems valid and based on fact rather than opinion.”

•

“[Hobart Sichel] lacks public Board experience (which in this particular situation would seem essential, especially for a single dissident director), and the board has already considered him on their own volition and decided against advancing his candidacy.”

•	“[Margenett Moore-Roberts] lacks public Board experience” and her skills of building an inclusive customer base and work force “do not appear to be among the company’s most urgent needs.”

We believe Legion’s unqualified nominees would introduce significant risk for shareholders, and, contrary to Legion’s assertions, would not provide knowledge and expertise that would bolster our footwear focused strategy.

DO NOT BE MISLED BY LEGION’S SELF-SERVING CAMPAIGN FOR UNWARRANTED CHANGE

VOTE ON THE BLUE PROXY CARD FOR ALL OF GENESCO’S NOMINEES TODAY

Your Board and management are fully committed to enhancing shareholder value by continuing to execute our footwear focused strategy. We look forward to continuing to engage with you as the Annual Meeting approaches, and as always, we appreciate your investment in Genesco.

Thank you for your continued support of Genesco.

Sincerely,

The Genesco Board of Directors

PLEASE VOTE TODAY!

If you have any questions or need help voting your BLUE proxy card,

please call the firm assisting us with the solicitation of proxies:

Innisfree

1 (877) 825-8772

(toll-free from the U.S. and Canada)

+1 (412) 232-3651

(from other locations)

REMEMBER, please vote the BLUE proxy card today

Support your strong board members by voting the BLUE proxy card online or by telephone.

You may also sign, date and return the enclosed BLUE proxy card by mail.

DISCARD the WHITE proxy card from Legion Partners

Voting the WHITE proxy card, even if even in protest, will revoke any previous proxy you submitted using the BLUE proxy card. Only your latest-dated proxy counts

For more information, visit GenescoDrivingValue.com

About Genesco Inc.

Genesco Inc., a Nashville-based specialty retailer and branded company, sells footwear and accessories in more than 1,455 retail stores throughout the U.S., Canada, the United Kingdom and the Republic of Ireland, principally under the names Journeys, Journeys Kidz, Little Burgundy, Schuh, Schuh Kids, Johnston & Murphy, and on internet websites www.journeys.com, www.journeyskidz.com, www.journeys.ca, www.littleburgundyshoes.com, www.schuh.co.uk, www.johnstonmurphy.com, www.johnstonmurphy.ca, www.nashvilleshoewarehouse.com, and www.dockersshoes.com. In addition, Genesco sells footwear at wholesale under its Johnston & Murphy brand, the licensed Levi’s brand, the licensed Dockers brand, the licensed Bass brand, and other brands. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Forward-Looking Statements

This release contains forward-looking statements, including those regarding the performance outlook for the Company and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “should,” “anticipate,” “optimistic,” “on track” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, the roll-out of COVID-19 vaccines and the public’s acceptance of the vaccines, additional stores closures due to COVID-19, the timing of the re-opening of our stores, the timing of in-person back-to-work and back-to-school and sales with respect thereto, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company’s omni-channel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company’s markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company’s shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company, and the impact of actions initiated by activist shareholders. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Important Additional Information and Where to Find It

Genesco has filed a definitive proxy statement (the “Proxy Statement”) and accompanying proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Genesco shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Genesco’s corporate website at www.genesco.com.

Participants in the Solicitation

Genesco, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Genesco shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Genesco’s directors and executive officers and certain other individuals and their respective interests in Genesco by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Genesco for the fiscal year ended January 30, 2021, and in the Proxy Statement. To the extent holdings of such participants in Genesco’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Schedule A

In Thousands (except per share amounts)	Quarter 1
	May 1,2021			May 4, 2019
	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
Earnings from continuing operations, as reported		$8,894	$0.60		$6,470	$0.36
Asset impairments and other adjustments:
Retail store asset impairment charges	$414	326	0.02	$307	212	0.01
Professional fees related to actions of an activist shareholder	2,256	1,600	0.11	—	—	0.00
Expenses related to new HQ building	597	424	0.03	—	—	0.00
Gain on lease termination	—		0.00	(1,000)	(689)	(0.04)
Gain on Hurricane Maria	—		0.00	(38)	(26)	0.00

Total asset impairments and other adjustments	$3,267	2,350	0.16	$(731)	(503)	(0.03)

Income tax expense adjustments.
Other tax items		400	0.03		(58)	0.00

Total income tax expense adjustments		400	0.03		(58)	0.00

Adjusted earnings from continuing operations(1) and (2)		$11,644	$0.79		$5,909	$0.33

(1)	The adjusted tax rate for the first quarter of Fiscal 2022 and 2020 is 35 7% and 31.3%. respectively.
(2)	EPS reflects 14.7 million and 17.9 million share count for the first quarter of Fiscal 2022 and 2020. respectively, which includes common stock equivalents in each period.

	May 1. 2021			May 4, 2019
In Thousands	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)	Operating (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)
Journeys Group	$33,124	$—	$33,124	$18,976	$—	$18,976
Schuh Group	(3.847)	—	(3,847)	(5,428)	—	(5,428)
Johnston & Murphy Group	(3,180)	—	(3,180)	5,106	—	5,106
Licensed Brands	2,561	—	2,561	429	—	429
Goodwill Impairment	—	—	—	—	—	—
Corporate and Other	(13,131)	3,267	(9,864)	(9,999)	(731)	(10,730)

Total Operating Income	$15,527	$3,267	$18,794	$9,084	$(731)	$8,353

% of sales	2.9%		3.5%	1.8%		1.7%

###

Media Contacts

Claire S. McCall

cmccall@genesco.com

(615) 308-2483

Or

Jared Levy / Danya Al-Qattan

Sard Verbinnen & Co

Genesco-SVC@sardverb.com

Investor Contacts

Tom George

tgeorge@genesco.com

(615) 367-7465

Or

David Slater

dslater@genesco.com

(615) 367-7604

On July 7, 2021, the Company mailed the following letter to the shareholders of the Company.

The letter to shareholders was also posted by the Company to www.GenescoDrivingValue.com on July 7, 2021.

July 7, 2021

Dear Fellow Shareholder,

VOTE THE BLUE PROXY CARD TODAY, FOR ALL THE GENESCO DIRECTOR NOMINEES

Last week, Institutional Shareholder Services (ISS), a leading independent proxy advisory firm, issued its analysis recommending that Genesco shareholders vote the BLUE proxy card “FOR ALL” nine of the Company’s director nominees at Genesco’s Annual Meeting of Shareholders to be held on July 20, 2021. This endorsement from ISS underscores our strong belief that we have the right Board and strategy in place, and that Genesco is well-positioned to succeed and enhance long-term shareholder value in a rapidly evolving retail landscape.

GENESCO HAS THE RIGHT STRATEGIC PLAN IN PLACE, WHICH WE BELIEVE HAS DRIVEN OUR RECENT STOCK PRICE PERFORMANCE AND WILL CONTINUE TO GENERATE SHAREHOLDER VALUE

Genesco’s share price has increased as a result of the successful execution of our footwear focused strategy under our current Board and management team. Our share price, outlined in the below indexed stock chart, has increased by 99% year-to-date (through July 6, 2021), significantly outperforming Genesco’s peer index (79%) and the Russell 2000 (17%) over the same period. Since Genesco’s Q1 earnings announcement on May 27, 2021 through the close of business on July 6, 2021, Genesco’s stock has traded above its peer group every single day. In the 2021 period leading up to Legion’s campaign announcement on April 12, Genesco’s stock traded above its peer group on 76% of days. However, from the time Legion launched its campaign until Genesco announced Q1 earnings, Genesco’s stock traded below its peer group on 64% of days.

We believe the data is clear: Genesco’s share price performance is driven by its operational performance, not by Legion’s baseless and value-destructive campaign.

WE BELIEVE OPERATIONAL PERFORMANCE HAS DRIVEN GENESCO’S STOCK UPWARD

WHILE LEGION’S CAMPAIGN HAS DRIVEN IT DOWNWARD

Vote the BLUE Proxy Card Today	GenescoDrivingValue.com

We are delivering profitable and sustainable growth:

•	Generated record ~$450 million in FY2021 digital revenue, an increase of ~75% year-over-year by leveraging pre-pandemic investments in digital capabilities

•	Drove record in-store conversion rates, partially offsetting reduced store traffic, after quickly reopening ~1,500 locations

•	Achieved 16% reduction in FY2021 operating expenses and reduced capital spending 50% compared to plan

•	Increased liquidity to $388 million, further strengthening a healthy pre-pandemic balance sheet

•	Realized significant sequential FY2021 quarterly improvement in revenue and profit margins with increased free cash flow

◾	Achieved 10% operating margin in Q4 FY2021, highlighted by record operating income at Journeys

◾	Increased free cash flow[1] 50% over prior year levels to $134 million in FY2021

•	Increased Q1 FY2022 revenue 9% and Adjusted operating income[2]125% over the pre-pandemic period of Q1 FY2020 (GAAP operating income +71% over Q1 FY2020)

Our footwear focused strategy, along with our thoughtful allocation of capital, continues creating greater value:

•	This strategy has provided a strong platform for growth and capital efficiency, and the Company is on track to deliver adjusted operating margin of 6% or more by FY2025

•

Our business is anchored upon a robust, direct-to-consumer model, which is driven by leading retail brands and a growing digital platform – our strategy enables us to leverage synergies across our platforms to enhance scale and profitability

•	We have focused on continuing to build strong omnichannel capabilities to align with evolving consumer shopping preferences

•	The Board and management’s thoughtful capital allocation focuses on reinvestment in the business, returning excess capital to shareholders, and maintaining balance sheet flexibility

LEADING PROXY ADVISORY FIRM, ANALYSTS AND OTHER THIRD PARTIES HAVE PUBLICLY SUPPORTED GENESCO’S BOARD, MANAGEMENT TEAM, AND BUSINESS STRATEGY

Genesco’s hard work, execution, and strong Board and management team are clearly being recognized. ISS, research analysts, and other third parties appreciate that our Board is successfully transforming Genesco to succeed in a rapidly evolving retail environment, and that the skills and experience of our directors will benefit the continued execution of our footwear focused strategy. In recommending that shareholders vote “FOR ALL” nine of Genesco’s nominees, ISS noted3:

•

The Board “recruited new directors with relevant expertise and achievements” including “two former CEOs of retailers and a current CFO, following the recruitment of an experienced banker in late 2020.” - ISS Special Situations Research Report, July 2, 2021

•

“In light of GCO’s recent board and management changes, and given that Legion’s nominees do not appear demonstrably superior to the directors whom they would replace, shareholders are advised to support the board’s nominees at this annual meeting.”—ISS Special Situations Research Report, July 2, 2021

[1]	Free cash flow defined as cash flow operations less capital expenditures.
[2]

Adjusted operating income excludes fees related to the shareholder activist, retail store asset impairments and expenses related to the new headquarters building, net of tax effect in the first quarter of Fiscal 2022 (the “Excluded Items”). A reconciliation of operating income in accordance with U.S. Generally Accepted Accounting Principles and the adjusted operating income numbers is set forth on Schedule A hereto. Genesco believes that disclosure of adjusted operating income adjusted for the Excluded Items will be meaningful to investors since the Excluded Items were not reflected in the Company’s previously announced expectations.

[3]	Permission to use quotations neither sought nor obtained from ISS and emphasis added by Genesco.

Vote the BLUE Proxy Card Today	GenescoDrivingValue.com

•

“…all four recently appointed members of the board appear to be appropriate additions, and the dissident’s critique of interconnections among GCO board members is creative but unconvincing.”- ISS Special Situations Research Report, July 2, 2021

•

“…the lack of a Legion principal on its slate should give fellow shareholders pause and lends credence to the possibility that this campaign may be yet another remunerative dalliance in the company’s shareholder register.”—ISS Special Situations Research Report, July 2, 2021

•

“We are optimistic that the current set of initiatives combined with a normalization of the environment… and fewer restrictions during key holiday periods can support better performance. When combined with recent corporate actions to create the new position of Chief Strategy and Digital Officer and to add several highly experienced industry executives to the Board, we retain a positive bias of the recovery potential behind the current strategic direction.”—Jonathan R. Komp, Baird, May 27, 2021

•

“As difficult as FY21 was, as easy as FY22—maybe—will be. It is not difficult to ‘dream a little dream’ and view the balance of the year as having a pretty massive tailwind for each business…Barring another generational dislocation, we rarely see a clearer pathway to outsized earnings. Indeed, the entire dynamic elucidated above, by the way, will be further aided by the fact that more marginal providers fell by the wayside over the past 18 months. We view the Q1 print and GCO’s near-term prospects positively.” – Steven L. Marotta, CL King, May 27, 2021

•

“…there is no reason to think that [Legion has] any more commitment to this campaign than they did in 2018. For one thing, just like last time, they are not nominating a Legion principal to the Board…Including a Legion nominee would signal a long term commitment, and this is even more important after their 2018 campaign where they started selling four months after getting non-Legion directors on the Board.” – Kenneth Squire, Investor Communications Network – 13D Monitor, April 12, 2021

•

“GCO appears to be benefiting from proactive actions taken to enhance focus on the current footwear portfolio and to improve profitability via a range of cost reductions, which are supporting solid execution.” – Jonathan R. Komp, Baird Equity Research, December 4, 2020

OUR BOARD IS THE MOST COMPELLING CHOICE TO DELIVER LONG-TERM VALUE CREATION TO ALL SHAREHOLDERS

Genesco has done significant work intentionally refreshing the Board and management team to ensure we have leadership expertise in areas that are critical to the growth and evolution of the business, and to support future value creation:

•	Genesco’s Board is fresh, independent, and diverse

•	Five new highly qualified directors appointed (out of nine total) and four stepped down since 2019

•

The Board has effectively overseen and implemented a strategic transformation to address changes in retail, the increasing importance of digital, and the resultant need for scale and system efficiencies; deliberate changes have been made to support near- and long-term value creation

•	Genesco’s new footwear focused strategy required different management and Board competencies, and the Board acted quickly to ensure the right team was in place to execute on this strategy

WE BELIEVE LEGION’S NOMINEES LACK THE EXPERIENCE, TRACK RECORD, AND LEADERSHIP REQUIRED TO DELIVER VALUE AND WOULD PRESENT SIGNIFICANT RISK TO SHAREHOLDERS

We believe Legion’s nominees lack the qualifications and the principal footwear, public company CEO or CFO, substantial eCommerce, or public board experience to serve on Genesco’s Board. Only two of Legion’s nominees have public company experience as a director or C-suite executive, and those two nominees have an average board tenure of only 1.4 years. Legion’s nominees also have track records of presiding over companies that have destroyed shareholder value, and many of them have significant conflicts of interest.

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ISS seems to agree with our assessment, noting in its report that Legion’s nominees, “do not appear demonstrably superior to the directors whom they would replace:”4

•	“[Marjorie Bowen] provided very limited details about what she would like to accomplish in her second term on the board.”

•	“The company’s concerns regarding [Dawn Robertson’s] short-lived tenure at many companies seems valid and based on fact rather than opinion.”

•

“[Hobart Sichel] lacks public Board experience (which in this particular situation would seem essential, especially for a single dissident director), and the board has already considered him on their own volition and decided against advancing his candidacy.”

•	“[Margenett Moore-Roberts] lacks public Board experience” and her skills of building an inclusive customer base and work force “do not appear to be among the company’s most urgent needs.”

We believe Legion’s unqualified nominees would introduce significant risk for shareholders, and, contrary to Legion’s assertions, would not provide knowledge and expertise that would bolster our footwear focused strategy.

DO NOT BE MISLED BY LEGION’S SELF-SERVING CAMPAIGN FOR UNWARRANTED CHANGE

VOTE ON THE BLUE PROXY CARD FOR ALL OF GENESCO’S NOMINEES TODAY

Your Board and management are fully committed to enhancing shareholder value by continuing to execute our footwear focused strategy. We look forward to continuing to engage with you as the Annual Meeting approaches, and as always, we appreciate your investment in Genesco.

Thank you for your continued support of Genesco.

Sincerely,

The Genesco Board of Directors

[4]	Permission to use quotations neither sought nor obtained from ISS and emphasis added by Genesco.

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Schedule A

	Quarter 1
	May 1. 2021			May 4, 2019
In Thousands (except per share amounts)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
Earnings from continuing operations, as reported		$8,894	$0.60		$6,470	$0 36
Asset impairments and other adjustments:
Retail store asset impairment charges	$414	326	0 02	$307	212	0 01
Professional fees related to actions of an activist shareholder	2,266	1,600	0 11			0.00
Expenses related to new HQ building	597	424	0.03			0.00
Gain on lease termination	—		0.00	(1.000)	(689)	(0.04)
Gain on Hurricane Maria	—		0.00	(38)	(26)	0.00

Total asset impairments and other adjustments	$3,267	2,350	0.16	$(731)	(503)	(0 03)

Income tax expense adjustments.
Other tax items		400	0.03		(58)	0 00

Total income tax expense adjustments		400	0 03		(58)	0 00

Adjusted earnings from continuing operations(1) and (2)		$11,644	$0.79		$5,909	$0.33

(1)	The adjusted tax rate for the first quarter of Fiscal 2022 and 2020 is 35.7% and 31.3% respectively.
(2)	EPS reflects 14.7 million and 17.9 million share count for the first quarter of Fiscal 2022 and 2020. respectively, which includes common stock equivalents in each period.

In Thousands	May 1. 2021			May 4, 2019
	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)	Operating Income (Loss)	Asset Impair & Other Adj	Adj Operating Income (Loss)
Journeys Group	533,124	$—	$33,124	$18,976	$—	$18.976
Schuh Group	(3,847)	—	(3,847)	(5,428)	—	(5,428)
Johnston & Murphy Group	(3.180)	—	(3,180)	5,106	—	5,106
Licensed Brands	2,561	—	2,561	429	—	429
Goodwill Impairment	—	—	—	—	—	—
Corporate and Other	(13,131)	3,267	(9,864)	(9,999)	(731)	(10,730)

Total Operating Income	$15,527	$3,267	$18,794	$9,084	$(173)	$8,353

% of sales	2.9%		3.5%	1.8%		1.7%

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Forward-Looking Statements

This letter contains forward-looking statements, including those regarding the performance outlook for the Company and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “should,” “anticipate,” “optimistic,” “on track” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, the roll-out of COVID-19 vaccines and the public’s acceptance of the vaccines, additional stores closures due to COVID-19, the timing of the re-opening of our stores, the timing of in-person back-to-work and back-to-school and sales with respect thereto, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company’s omni-channel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company’s markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company’s shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company, and the impact of actions initiated by activist shareholders. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Important Additional Information and Where to Find It

Genesco has filed a definitive proxy statement (the “Proxy Statement”) and accompanying proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Genesco shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Genesco’s corporate website at www.genesco.com.

Participants in the Solicitation

Genesco, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Genesco shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Genesco’s directors and executive officers and certain other individuals and their respective interests in Genesco by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Genesco for the fiscal year ended January 30, 2021, and in the Proxy Statement. To the extent holdings of such participants in Genesco’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

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